Exhibit 10.2

NRG ENGINEERING LTD.
515, 505 – 8 Avenue S.W., Calgary, Alberta T2P 1G2 Telephone (403) 262-3346 • Fax (403) 237-5047

May 15, 2003

United States Securities and Exchange Commission Division of Corporate Finance 450 Fifth Street, N.W. Washington, DC 20549-0405

Dear Sirs:

Re:	Claude Resources Inc. Form 20F

We refer to our report entitled: "Economic Evaluation of the Petroleum and Natural Gas Interests of Claude Resources Inc." (the "Report"), effective January 1, 2003 and dated March 15, 2003.

We hereby consent to the use of our name and references to the excerpts from the Report in Form 20F of Claude Resources Inc.

We have read Form 20F and have no reason to believe that there are any misrepresentations in the information contained therein that is derived from the Report and that is within our knowledge as a result of our providing the Report.

Yours very truly, NRG ENGINEERING LTD. /s/ R. K. Agrawal R.K. Agrawal, P. Eng. President

RKA/vm